Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying amended Quarterly Report on Form 10-Q of JBI Inc. for the quarter ended September 30, 2009, I, John Bordynuik, Chief Executive Officer of JBI Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such amended Quarterly Report on Form 10-Q for the period ended September 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such amended Quarterly Report on Form 10-Q for the period ended September 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of JBI Inc.

Date: November 17, 2010	By:	/s/ John Bordynuik
John Bordynuik
President, Chief Executive Officer and Director